EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 21, 2007 and reference to our firm under the caption “Experts” included in the Registration Statement on Pre-Effective Amendment No. 1 to Form SB-2 of Orca International Language Schools Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 10, 2007

CW1410668.1